UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 18, 2025 (August 19, 2025)

BANCPLUS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Mississippi

(State or Other Jurisdiction of Incorporation)

333-236022	64-0655312
(Commission File Number)	(IRS Employer Identification No.)

1068 Highland Colony Parkway
Ridgeland, MS	39157
(Address of Principal Executive Offices)	(Zip Code)

(601) 898-8300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. 

Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K amends the Current Report on Form 8-K filed by BancPlus Corporation (“BancPlus”) on August 21, 2025 (the “Original 8-K”) to provide certain information related to the compensation of Mr. Kirk A. Graves that had not been determined at the time the Original 8-K was filed and that had been omitted therein as a result. The information contained in Item 5.02 of this Amendment No. 1 shall supplement and amend the information contained in Item 5.02 of the Original 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2025, BancPlus entered into an employment agreement with Mr. Graves (the “Graves Employment Agreement”), the incoming President and Chief Executive Officer of BancPlus and Chairman of the Board of Directors (the “Boards”) of BancPlus and BankPlus (the “Bank”), BancPlus’ wholly-owned subsidiary, effective January 1, 2026, and President and Chief Executive Officer of the Bank, effective July 1, 2026.

Pursuant to the terms of the Graves Employment Agreement and the terms approved by the Boards, Mr. Graves will be entitled to (i) receive an initial base salary equal to $650,000 (subject to annual adjustment by BancPlus’ compensation committee), (ii) participate in BancPlus’ Short-Term Incentive Plan with an initial target cash bonus of 50% of his annual base salary, (iii) participate in BancPlus’ Long-Term Incentive Plan with an initial target award bonus of 60% of his annual base salary, on the same basis generally applicable to senior executive officers, (iv) participate in all employee benefit and perquisite plans and programs made available generally to senior executive officers, and (v) receive reimbursement of country club dues and assessments, and other expenses.

Under the Graves Employment Agreement, Mr. Graves is bound by customary non-competition and non-solicitation covenants during his period of employment and for a period of twenty-four months after the date his employment with BancPlus terminates for any reason, as well as customary non-disclosure covenants during the period of his employment and after the date his employment with BancPlus terminates for any reason.

The Graves Employment Agreement provides for the following severance benefits in the event of termination of employment by BancPlus other than for Cause or by Mr. Graves for Good Reason (as such terms are defined in the Graves Employment Agreement), unrelated to a Change in Control (as such term is defined in the Graves Employment Agreement): (i) a lump sum payment equal to the sum of (1) two times his then-current base salary plus (2) the average bonus amount received by him in the prior three years, (ii) payment of a pro-rated annual bonus for the year of termination based on achievement of the applicable performance metrics, and (iii) payment of COBRA premiums for eighteen months.

The Graves Employment Agreement also contains certain additional change in control protections. If the employment of Mr. Graves is terminated by BancPlus other than for Cause or by him for Good Reason during the period beginning three months before and ending twenty-four months following a Change in Control, Mr. Graves will be entitled to receive the following severance benefits: (i) a lump sum payment equal to the sum of (1) three times his then-current base salary plus (2) three times the average annual bonus amount received by him in the prior three years, (ii) payment of a pro-rated annual bonus for the year of termination based on achievement of the applicable performance metrics, (iii) payment of COBRA premiums for eighteen months, (iv) payment of life insurance premiums for eighteen months, and (v) reimbursement of country club dues and assessments for two years following the separation.

As a condition to receive the severance benefits described in the preceding paragraphs, Mr. Graves must sign a general release in favor of BancPlus and comply with certain restrictive covenants, including the non-competition, non-solicitation, and non-disclosure covenants described above, post-employment.

The preceding summary of the Graves Employment Agreement is qualified in its entirety by reference to the full text of the Graves Employment Agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1	Graves Employment Agreement, dated December 18, 2025, between BancPlus and Kirk A. Graves

10.4	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the inline XBRL Document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

BancPlus Corporation

December 18, 2025	By:	/s/ Karlen Turbeville
Karlen Turbeville
Senior Executive Vice President and Chief Financial Officer